Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-1

(Form Type)

RVeloCITY, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities
	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A common stock, par value $0.0001 per share (“Class A Common Stock”), to be sold by the registrant	457	(o)	—	—		$21,562,500	(1)(2)	0.00011020	$2,376.19
	Equity	Class A Common Stock issuable upon exercise of Underwriter Warrants(3)	Other(4)		—	—		$1,509,375	(5)	0.00011020	$166.33
	Equity	Class A Common Stock issuable upon exercise of Representative Convertible Note Warrants (6)	Other(4)		50,050	$5.00	(7)	$250,250	(7)	0.00011020	$27.58
	Equity	Class A Common Stock issuable upon exercise of Representative Bridge Warrants (8)	Other(4)		60,822	$5.00	(7)	$304,110	(7)	0.00011020	$33.51
	Equity	Class A Common Stock to be sold by the selling stockholders(9)	457	(a)	600,000	$5.00	(1)	$3,000,000	(1)	0.00011020	$330.60
	Equity	Class A Common Stock issuable upon exercise of Bridge Warrants (9)	Other(4)		1,737,775	$5.00	(7)	$8,688,875	(7)	0.00011020	$957.51

Fees Previously Paid	Equity	Class A common stock to be sold by the registrant	457	(o)	—	—		$19,166,665	(1)(2)	—	$2,112.17
	Equity	Class A Common Stock issuable upon exercise of Underwriter Warrants(3)	Other(4)		—	—		$1,341,667		—	$147.85
	Equity	Class A Common Stock issuable upon exercise of Representative Convertible Note Warrants (6)	Other(4)		50,050	$5.00	(7)	$250,250	(7)	0.00011020	$27.58
	Equity	Class A Common Stock issuable upon exercise of Representative Bridge Warrants (8)	Other(4)		56,933	$5.00	(7)	$284,665	(7)	0.00011020	$31.37
	Equity	Class A Common Stock to be sold by the selling stockholders(9)	457	(a)	600,000	$5.00	(1)	$3,000,000	(1)	0.00011020	$330.60
	Equity	Class A Common Stock issuable upon exercise of Bridge Warrants (9)	Other(4)		1,626,663	$5.00	(7)	$8,133,315	(7)	0.00011020	$896.29

Carry Forward Securities
Carry Forward Securities	—	—	—		—			—					—	—	—	—
	Total Offering Amounts							$35,315,110			$3,891.72
	Total Fees Previously Paid										$3,545.86	(10)
	Total Fee Offsets										$0
	Net Fee Due										$345.86

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) or Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), as applicable.

(2)	Includes the aggregate offering price of additional shares that the underwriters have the option to purchase to cover over-allotments, if any.

(3)	The registrant has agreed to issue to the representative of the underwriters (the “Representative”) in this public offering of the registrant certain warrants to purchase such number of shares of Class A Common Stock (the “Underwriter Warrants”) representing an aggregate of 7% of the aggregate number of the shares sold in this offering (including shares issuable upon exercise of the underwriters’ over-allotment option) at an exercise price equal to 100% of the offering price of the shares sold in this offering.

(4)	Calculated pursuant to Rule 457(g) under the Securities Act.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The proposed maximum aggregate offering price of the Underwriter Warrants is $1,509,375, which is equal to 7% of $21,562,500 (the maximum aggregate offering price for this public offering of the registrant).

(6)	Represents shares of Class A common stock issuable upon the exercise of certain warrants previously issued to the Representative as placement agent for certain convertible notes previously issued by the registrant as described in the registration statement (the “Representative Convertible Note Warrants”).

(7)	Estimated maximum offering price per share underlying the warrants solely for the purpose of calculating the registration fee pursuant to Rule 457(g) Securities Act.

(8)	Represents shares of Class A common stock issuable upon the exercise of certain warrants to be issued to the Representative as placement agent for certain bridge notes and the Bridge Warrants (as defined below) previously issued by the registrant as described in the registration statement (the “Representative Bridge Warrants”).

(9)	The registration statement also covers the resale by certain selling stockholders as named in the registration statement of (i) shares of Class A Common Stock previously issued to such selling stockholders and (ii) shares of Class A common stock issuable upon the exercise of certain warrants (the “Bridge Warrants”) previously issued to such selling stockholders as described in the registration statement.

(10)	The registrant previously paid a total of $3,545.86 in connection with previous filings of the registration statement. An additional registration fee of $345.86 is being paid with this amendment to the registration statement.